EXHIBIT 16.1

August 19, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read the Horizon Kinetics Holding Corporation statements included under Item 4.01 of its Form 8-K dated August 19, 2024, and we agree with the statements concerning our Firm contained therein.

Very truly yours,

Weinberg & Company, P.A.

1925 Century Park East, Suite 1120

Los Angeles, California 90067

Telephone: 310.601.2200

Fax: 310.601.2201

www.weinbergla.com